Exhibit 99.1

December 29, 2005

VIA FACSIMILE: 713-850-7330

Geokinetics Inc.

One Riverway, Suite 2100

Houston, TX 77056

Re:         Resignation of Frank Harrison

To Board of Directors:

Please accept this as may letter of resignation from Geokinetics Inc., effective January 1, 2006.  It has been a pleasure working with each of you and I wish GeoKinetics the best in all their future endeavors.

Sincerely,

/s/ Frank Harrison
Frank Harrison

FH/mrm